Exhibit 99.1

Contact:	Steven Nelson GNC Corporation (412) 288-8389 steven-nelson@gnc-hq.com
GNC COMMENCES TENDER OFFERS FOR
FLOATING RATE SENIOR PIK NOTES DUE 2011,
8 5/8% SENIOR NOTES DUE 2011
AND 8 1/2% SENIOR SUBORDINATED NOTES DUE 2010
Pittsburgh, PA, February 15, 2007: GNC Parent Corporation (“Parent”), the parent company of General Nutrition Centers, Inc. (“Centers,” and, together with Parent and all of its direct and indirect subsidiaries, the “Company”), announced today that it has commenced a cash tender offer to purchase any and all of its outstanding Floating Rate Senior PIK Notes due 2011 (CUSIP Nos. 38012V-AA-5 and 38012V-AB-3) (the “Parent Notes”). The aggregate principal amount at maturity of the outstanding Parent Notes is $425,000,000, as of the date of this press release. In conjunction with the tender offer, the Company is soliciting noteholder consents to effect certain amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants as well as certain events of default.
In addition, Centers announced today that it has commenced cash tender offers to purchase any and all of each of its outstanding 8 5/8% Senior Notes due 2011 (CUSIP No. 37047R-AE-7) (the “Centers Senior Notes”) and 8 1/2% Senior Subordinated Notes due 2010 (CUSIP No. 37047R-AC-1) (the “Centers Senior Sub Notes,” and, together with the Centers Senior Notes, the “Centers Notes”). As of the date of this press release, the aggregate principal amount of the outstanding Centers Senior Notes is $150,000,000, and the aggregate principal amount of the outstanding Centers Senior Sub Notes is $215,000,000. In conjunction with these tender offers, Centers is soliciting noteholder consents to effect certain amendments to the indentures governing the respective Centers Notes similar to those sought by Parent in connection with the Parent Notes.
Each of the tender offers is being made pursuant to a separate Offer to Purchase and Consent Solicitation Statement dated February 15, 2007, which sets forth more fully the terms and conditions of the tender offer and consent solicitation. The following table summarizes the total consideration to be received in each of the tender offers:

		Consent		Reference	Fixed
Title of Security	CUSIP Number	Payment[1]	Reference Security	Page	Spread
Floating Rate Senior PIK Notes due 2011	38012V-AA-5 38012V-AB-3	N/A	N/A	N/A	N/A

		Consent		Reference	Fixed
Title of Security	CUSIP Number	Payment[1]	Reference Security	Page	Spread
8 5/8% Senior Notes due 2011	37047R-AE-7	$30.00	4.375% U.S. Treasury Note due December 31, 2007	PX3	50 bps

8 1/2% Senior Subordinated Notes due 2010	37047R-AC-1	$30.00	4.25% U.S. Treasury Note due November 30, 2007	PX3	50 bps

(1)	Per $1,000 principal amount of Notes that are accepted for purchase.
The tender offers for each of the Parent Notes and the Centers Notes (collectively, the “Notes”) are scheduled to expire at 12:00 midnight, New York City time, on March 15, 2007, unless extended or earlier terminated (the “Expiration Date”).
Holders of each of the Notes who tender on or prior to 5:00 p.m., New York City time, on March 1, 2007 (the “Consent Payment Deadline”) will receive the total consideration described above in connection with the respective Notes; holders of the Centers Notes will receive a $30 consent payment per $1,000 principal amount of Notes. Holders of the Centers Notes who tender after the Consent Payment Deadline and on or prior to the Expiration Date will receive the total consideration minus the $30 consent payment. In either case, holders whose Notes are validly tendered and accepted for purchase will be paid accrued and unpaid interest up to, but not including, the payment date. Payments are expected to be made promptly on or after the Expiration Date.
With respect to each of the Notes, the obligations of Parent or Centers to accept for purchase and to pay for Notes in the respective tender offers are, in each case, conditioned on, among other conditions:
•	the substantially concurrent consummation of the merger of GNC Acquisition Inc. (“Merger Sub”), with and into Parent pursuant to the Agreement and Plan of Merger, dated as of February 8, 2007, by and among GNC Acquisition Holdings Inc., Merger Sub, and Parent, and
•	execution of a supplemental indenture implementing the proposed amendments, following receipt of consents with respect to a majority in aggregate principal amount of notes as is required under the indenture to supplement or amend the indenture in respect of any remaining notes that are not tendered pursuant to the offer.
The Company has retained J.P. Morgan Securities Inc. and Goldman, Sachs & Co. to serve as the Dealer Managers for each of the tender offers and Solicitation Agents for each of the consent solicitations. Questions concerning the terms of each of the tender offers may be directed to J.P. Morgan Securities Inc. at (800) 245-8812 (toll-free) or to Goldman, Sachs & Co. at (800) 828-3182 (toll-free). Copies of each of the Offers to Purchase may be obtained by calling the information agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or at (212) 929-5500 (call collect).
This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The tender offers and consent solicitations are being made solely by the respective Offers to Purchase and Consent Solicitation Statements dated February 15, 2007.

About GNC
GNC, headquartered in Pittsburgh, Pa., is the largest global specialty retailer of nutritional products, vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products. GNC has more than 4,800 retail locations throughout the United States (including more than 1,000 franchise and 1,200 Rite Aid store-within-a-store locations) and franchise operations in 46 international markets. The Company — which is dedicated to helping consumers Live Well — also offers products and product information online at http://www.gnc.com.
Cautionary Statement on Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as ”subject to,” “believes,” ”anticipates,” ”plans,” “expects,” ”intends,” ”estimates,” ”projects,” ”may,” “will,” ”should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. GNC believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	significant competition in our industry;
•	unfavorable publicity or consumer perception of our products;
•	the incurrence of material products liability and product recall costs;
•	costs of compliance and our failure to comply with governmental regulations;
•	the failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;
•	economic, political and other risks associated with our international operations;
•	our failure to keep pace with the demands of our customers for new products and services;
•	the lack of long-term experience with human consumption of some of our products with innovative ingredients;
•	disruptions in our manufacturing system or losses of manufacturing certifications;
•	increases in the frequency and severity of insurance claims, particularly for claims for which we are self-insured;
•	loss or retirement of key members of management;
•	increases in the cost of borrowings and unavailability of additional debt or equity capital;
•	the impact of our substantial indebtedness on our operating income and our ability to grow; and
•	the failure to adequately protect or enforce our intellectual property rights against competitors.